Exhibit 99.1

Zayo Group Holdings, Inc. Reports Financial Results for the Fourth Fiscal Quarter Ended June 30, 2015

Fourth Fiscal Quarter 2015 Financial Highlights

•	Zayo Group generated quarterly revenue of $361.9 million, a $21.2 million increase from the previous quarter, representing 25% annualized sequential growth;
•	Adjusted EBITDA for the fourth fiscal quarter was $210.9 million, which was $11.9 million higher than the prior quarter, representing 24% annualized sequential growth;
•	Net income for the fourth fiscal quarter was $5.1 million, which was $58.8 million higher than the prior quarter.

BOULDER, Colo., September 18, 2015 – Zayo Group Holdings, Inc. (“Zayo” or “the Company”) (NYSE: ZAYO), a leading provider of bandwidth infrastructure and network-neutral colocation and connectivity services, announced results for the three months ended June 30, 2015.  Fourth fiscal quarter revenue of $361.9 million grew 25% over the previous quarter on an annualized basis.  Adjusted EBITDA of $210.9 million increased 24% over the previous quarter on an annualized basis.  Operating income for the quarter decreased $2.0 million from the previous quarter, and net income increased by $58.8 million from the previous quarter.  The primary drivers of the increase in net income were quarter-over-quarter reduction to loss on debt extinguishments of $46.4 million, a decrease to the Company’s foreign currency loss on intercompany loans of $30.0 million and positive net installations.  Offsetting these increases to net income was a $23.0 million increase to the Company’s provision for income taxes.  Fourth fiscal quarter results and growth include the full quarter impact of the Latisys acquisition.

During the three months ended June 30, 2015, capital expenditures were $155.5 million and the Company added 1,483 route miles and 494 buildings to the network. As of June 30, 2015, the Company had $308.6 million of cash and $440.8 million available under its revolving credit facility.

Recent Developments

Amended Credit Agreement

On April 17, the Company extended the term and increased the size of its revolving credit facility from $250 million to $450 million. On May 6, 2015, the Company entered into an Amendment and Restatement Agreement.  Per the terms of the Amendment and Restatement Agreement, the maturity date of all of the Company’s outstanding term loans under its term loan credit facility was extended to May 6, 2021.  The interest rate margins applicable to such terms loans was decreased by 25 basis points to LIBOR plus 2.75 percent with a minimum LIBOR of 1.0 percent.  In addition, the Amendment and Restatement Agreement modified certain terms and provisions of the Company’s prior credit agreement, including removing the Fixed Charge Coverage Ratio covenant, increasing certain lien and debt baskets and removing certain covenants related to collateral.

$350 Million Notes Offering

On May 6, 2015, the Company closed a private offering of $350.0 million aggregate principal amount of 6.375% senior unsecured notes due 2025. The net proceeds from the offering were used to repay approximately $344.5 million of the Company’s borrowings under its term loan facility.

Fourth Fiscal Quarter Financial Results

Three Months Ended June 30, 2015 and March 31, 2015

($ in millions)	Three months ended
	June 30,	March 31,
	2015	2015
Revenue	$361.9	$340.7
Annualized revenue growth	25%
Operating income	54.7	56.7
Earnings/(loss) from operations before income taxes	9.7	(72.1)
Provision/(benefit) for income taxes	4.6	(18.4)
Net income/(loss)	$5.1	$(53.7)

Adjusted EBITDA	$210.9	$199.0
Annualized Adjusted EBITDA growth	24%
Adjusted EBITDA margin	58%	58%

Unlevered free cash flow	$55.4	$68.9

Levered free cash flow	$39.5	$38.4

Three Months Ended June 30, 2015 and June 30, 2014

($ in millions)	Three months ended
	June 30,	June 30,
	2015	2014
Revenue	$361.9	$296.7
Revenue growth	22%
Operating income/(loss)	54.7	(13.3)
Loss from operations before income taxes	9.7	(62.1)
Provision for income taxes	4.6	10.1
Net income/(loss) from continuing operations	$5.1	$(72.2)

Adjusted EBITDA	$210.9	$171.1
Adjusted EBITDA growth	23%
Adjusted EBITDA margin	58%	58%

Unlevered free cash flow	$55.4	$76.2

Levered free cash flow	$39.5	$73.2

Conference Call

Zayo will hold a conference call to report fourth fiscal quarter 2015 results at 11:00 a.m. EST, September 18, 2015. The dial in number for the call is 800-745-9476. A live webcast of the call can be found in the investor relations section of Zayo’s website or can be accessed directly at https://cc.readytalk.com/cc/s/registrations/new?cid=t27uhus9p3sx . During the call, the Company will review an Earnings Presentation that summarizes the financial, operational and commercial highlights of the quarter, which can be found at http://www.zayo.com/investors/earnings-releases. The Company’s Supplemental Earnings Information presentation will be made available in the investor relations section of Zayo’s website later in the day after market close.

About Zayo

Based in Boulder, Colorado, Zayo Group Holdings, Inc. provides comprehensive bandwidth infrastructure services in 320 markets through the US and Europe. Zayo delivers a full suite of lit services and dark fiber products to wireline and wireless customers, data centers, Internet content providers, high-bandwidth enterprises, and government agencies across its robust 85,500 route mile network. The company also offers 45 carrier-neutral colocation facilities across the US and France.  Please visit www.zayo.com for more information about Zayo.

Forward Looking Statements

Information contained in this supplemental presentation that is not historical by nature constitutes “forward-looking statements” which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “plans,” “intends,” “estimates,” “projects,” “could,” “may,” “will,” “should,” or “anticipates” or the negatives thereof, other variations thereon or comparable terminology, or by discussions of strategy. No assurance can be given that future results expressed or implied by the forward-looking statements will be achieved and actual results may differ materially from those contemplated by the forward-looking statements. Such statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to the Company’s financial and operating prospects, current economic trends, future opportunities, ability to retain existing customers and attract new ones, outlook of customers, and strength of competition and pricing.  In addition, there is risk and uncertainty in the Company’s acquisition strategy including our ability to integrate acquired companies and assets.  Specifically there is a risk associated with our recent acquisitions, and the benefits thereof, including financial and operating results and synergy benefits that may be realized from these acquisitions and the timeframe for realizing these benefits.  Other factors and risks that may affect our business and future financial results are detailed in the “Risk Factors” section of our Annual Report on Form 10-K to be filed with the SEC on September 18, 2015 (our “Annual Report”).  We caution you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. We undertake no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after releasing this supplemental information or to reflect the occurrence of unanticipated events, except as required by law.

This earnings release should be read together with the Company’s audited consolidated financial statements and notes thereto for the year ended June 30, 2015 included in the Company’s Annual Report.

Non-GAAP Financial Measures

The Company provides financial measures that are not defined under generally accepted accounting principles in the United States, or GAAP, including Adjusted EBITDA, Adjusted EBITDA Margin, unlevered free cash flow, adjusted unlevered free cash flow, and levered free cash flow.

Adjusted EBITDA is defined as earnings/(loss) from continuing operations before interest, income taxes, depreciation, and amortization (“EBITDA”) adjusted to exclude acquisition or disposal-related transaction costs, losses on extinguishment of debt, stock-based compensation, unrealized foreign currency gains/ (losses) on intercompany loans, and non-cash income/(loss) on equity and cost method investments.  Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue. Unlevered free cash flow is defined as Adjusted EBITDA minus purchases of property and equipment, net of stimulus grants. Levered free cash flow is defined as operating cash flow minus purchases of property and equipment, net of stimulus grants.  These measures are not measurements of our financial performance under GAAP and should not be considered in isolation or as alternatives to net income, net cash flows provided by operating activities, total net cash flows or any other performance measures derived in accordance with GAAP or as alternatives to net cash flows from operating activities or total net cash flows as measures of our liquidity.

We use Adjusted EBITDA to evaluate our operating performance and liquidity, and we use levered free cash flow as a measure to evaluate cash generated through normal operating activities. In addition to Adjusted EBITDA, management uses unlevered free cash flow, which measures the ability of Adjusted EBITDA to cover capital expenditures. Adjusted EBITDA is a performance rather than cash flow measure. Correlating our capital expenditures to our Adjusted EBITDA does not imply that we will be able to fund such capital expenditures solely with cash from operations. In addition to these measures, we use levered free cash flow as a measure to evaluate cash generated through normal operating activities.  These metrics are among the primary measures used by management for planning and forecasting future periods. We believe the presentation of Adjusted EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management and make it easier to compare our results with the results of other companies that have different financing and capital structures.  We believe that the presentation of levered free cash flow is relevant and useful to investors because it provides a measure of cash available to pay the principal on our debt and pursue acquisitions of businesses or other strategic investments or uses of capital.

We also monitor Adjusted EBITDA because our subsidiaries have debt covenants that restrict their borrowing capacity that are based on a leverage ratio, which utilizes a modified EBITDA, as defined in our credit agreement and the indentures governing our notes.  The modified EBITDA is consistent with our definition of Adjusted EBITDA; however, it includes the pro forma Adjusted EBITDA of and expected cost synergies from the companies acquired by us during the quarter for which the debt compliance certification is due.  Adjusted EBITDA results, along with the quantitative and qualitative information, are also utilized by management and our Compensation Committee, as an input for determining incentive payments to employees.

Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of our results of operations and operating cash flows as reported under GAAP.  For example, Adjusted EBITDA:

▪	does not reflect capital expenditures, or future requirements for capital and major maintenance expenditures or contractual commitments;
▪	does not reflect changes in, or cash requirements for, our working capital needs;
▪	does not reflect the interest expense, or the cash requirements necessary to service the interest payments, on our debt; and
▪	does not reflect cash required to pay income taxes.

Unlevered free cash flow and adjusted unlevered free cash flow has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of our results as reported under GAAP. For example, levered free cash flow:

▪	does not reflect changes in, or cash requirements for, our working capital needs;
▪	does not reflect the interest expense, or the cash requirements necessary to service the interest payments, on our debt; and
▪	does not reflect cash required to pay income taxes.

Levered free cash flow has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of our results as reported under GAAP.  For example, levered free cash flow:

▪	does not reflect principal payments on debt;
▪	does not reflect principal payments on capital lease obligations;
▪	does not reflect dividend payments, if any; and
▪	does not reflect the cost of acquisitions.

Our computation of Adjusted EBITDA, unlevered free cash flow, adjusted unlevered free cash flow, and levered free cash flow may not be comparable to other similarly titled measures computed by other companies because all companies do not calculate these measures in the same fashion.

Because we have acquired numerous entities since our inception and incurred transaction costs in connection with each acquisition, borrowed money in order to finance our operations and acquisitions, and used capital and intangible assets in our business, and because the payment of income taxes is necessary if we generate taxable income after the utilization of our net operating loss carry forwards, any measure that excludes these items has material limitations.  As a result of these limitations, these measures should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of our liquidity.  See “Reconciliation of Non-GAAP Financial Measures” for a quantitative reconciliation of Adjusted EBITDA to net income/(loss) and for a quantitative reconciliation of unlevered free cash flow and levered free cash flow to net cash flows provided by operating activities.

Annualized revenue and annualized Adjusted EBITDA are derived by multiplying the total revenue and Adjusted EBITDA, respectively, for the most recent quarterly period by four. Our computations of annualized revenue and annualized Adjusted EBITDA may not be representative of our actual annual results.

Measures referred to as being calculated on a constant currency basis are intended to present the relevant information assuming a constant exchange rate between the two periods being compared. Such metrics are calculated by applying the currency exchange rates used in the preparation of the prior period financial results to the subsequent period results.

Tables reconciling non-GAAP measures are included in the Historical Financial Data & Reconciliations section of this presentation.  A glossary of terms used throughout is available under the investor section of the Company’s website at http://investors.zayo.com/glossary.aspx.

Consolidated Financial Information

Consolidated Statements of Operations

	Year ended
($ in millions)	June 30,
	2015	2014
Revenue	$1,347.1	$1,123.2
Operating costs and expenses
Operating costs (excluding depreciation and amortization)	413.5	344.2
Selling, general and administrative expenses	358.4	384.7
Depreciation and amortization	406.2	338.2
Total operating costs and expenses	1,178.1	1,067.1
Operating income	169.0	56.1
Other expenses
Interest expense	(214.0)	(203.5)
Loss on extinguishment of debt	(94.3)	(1.9)
Foreign currency (loss)/gain on intercompany loans	(24.4)	4.7
Other (expense)/income, net	(0.4)	0.3
Total other expenses, net	(333.1)	(200.4)
Loss from operations before income taxes	(164.1)	(144.3)
(Benefit)/provision for income taxes	(8.8)	37.3
Loss from continuing operations	(155.3)	(181.6)
Earnings from discontinued operations, net of income taxes	—	2.3
Net loss	$(155.3)	$(179.3)

Basic and diluted loss per share:
Continuing operations	$(0.66)	$(0.81)
Discontinued operations	—	0.01
Net loss	$(0.66)	$(0.80)

Consolidated Balance Sheets

($ in millions)
	June 30,	June 30,
	2015	2014
Assets
Current assets
Cash and cash equivalents	$308.6	$297.4
Trade receivables, net of allowance	88.0	57.2
Due from related parties	0.6	0.1
Prepaid expenses	37.3	24.9
Deferred income taxes, net	129.5	160.4
Other assets	3.9	2.4
Total current assets	567.9	542.4
Property and equipment, net	3,299.2	2,822.4
Intangible assets, net	948.3	710.3
Goodwill	1,224.4	866.7
Other assets	54.8	39.9
Total assets	$6,094.6	$4,981.7
Liabilities and stockholders' equity
Current liabilities
Current portion of long-term debt	$16.5	$20.5
Accounts payable	40.0	27.0
Accrued liabilities	182.2	175.1
Accrued interest	57.2	57.1
Capital lease obligations, current	4.4	2.4
Deferred revenue, current	86.6	75.4
Total current liabilities	386.9	357.5
Long-term debt, non-current	3,652.2	3,130.3
Capital lease obligation, non-current	28.3	25.8
Deferred revenue, non-current	612.7	501.4
Stock-based compensation liability	1.9	392.4
Deferred income taxes, net	174.7	135.6
Other long-term liabilities	26.7	22.3
Total liabilities	4,883.4	4,565.3

Stockholders' equity
Preferred stock, $0.001 par value--50,000,000 shares authorized; no shares issued and outstanding as of June 30, 2015 and June 30, 2014, respectively	$—	$—
Common stock, $0.001 par value--850,000,000 shares authorized; Issued and outstanding 243,008,679 shares and 223,000,000 shares as of June 30, 2015 and June 30, 2014, respectively	0.2	0.2
Additional paid-in capital	1,705.8	755.4
Accumulated other comprehensive (loss)/income	(7.9)	14.4
Accumulated deficit	(486.9)	(331.6)
Note receivable from shareholder	—	(22.0)
Total stockholders' equity	1,211.2	416.4
Total liabilities and stockholders' equity	$6,094.6	$4,981.7

Consolidated Statements of Cash Flows

($ in millions)
	Year ended June 30,
	2015	2014
Cash flows from operating activities
Net loss	$(155.3)	$(179.3)
Earnings from discontinued operations, net of income taxes	—	2.3
Loss from continuing operations	(155.3)	(181.6)
Adjustments to reconcile net loss to net cash provided by operating activities of continuing operations
Depreciation and amortization	406.2	338.2
Loss on extinguishment of debt	94.3	1.9
Non-cash interest expense	19.7	22.1
Stock-based compensation	200.7	253.7
Amortization of deferred revenue	(72.1)	(55.6)
Additions to deferred revenue	149.1	163.8
Provision for bad debts	1.9	1.9
Foreign currency loss/(gain) on intercompany loans	24.4	(4.7)
Non-cash loss on investments	0.9	—
Deferred income taxes	(13.3)	24.2
Changes in operating assets and liabilities, net of acquisitions
Trade receivables	(11.2)	20.5
Prepaid expenses	(2.9)	(1.4)
Payables to/(from) related parties, net	(0.5)	5.6
Accounts payable and accrued liabilities	(22.1)	(6.6)
Other assets, current and non-current	(7.5)	(1.7)
Other liabilities	(6.9)	(13.8)
Net cash provided by operating activities of continuing operations	605.4	566.5
Cash flows from investing activities
Purchases of property and equipment	(530.4)	(360.8)
Acquisition of Latisys Holdings, LLC , net of cash acquired	(677.5)	—
Acquisition of Ideatek Systems, Inc., net of cash acquired	(52.7)	—
Acquisition of Neo Telecoms, net of cash acquired	(73.9)	—
Acquisition of Colo Facilities Atlanta, net of cash acquired	(51.9)	—
Acquisition of Geo Networks Limited, net of cash acquired	—	(292.3)
Acquisition of CoreXchange, LLC	0.3	(17.5)
Acquisition of Fiberlink, LLC, net of cash acquired	—	(43.1)
Acquisition of Access Communications, Inc., net of cash acquired	—	(40.1)
Other	—	(0.3)
Net cash used in investing activities of continuing operations	(1,386.1)	(754.1)
Cash flows from financing activities
Proceeds from debt	1,787.3	423.6
Proceeds from revolving credit facility	—	195.0
Proceeds from equity offerings and contributions	413.7	—
Direct costs associated with equity offerings	(26.5)	—
Distribution to parent	—	(0.1)
Principal payments on long-term debt	(1,288.5)	(18.0)
Payment of early redemption fees on debt extinguished	(62.6)	—
Principal payments on capital lease obligations	(3.5)	(7.9)
Payments on revolving credit facility	—	(195.0)
Payment of debt issuance costs	(24.2)	(4.9)
Net cash provided by financing activities of continuing operations	795.7	392.7
Cash flows from continuing operations	15.0	205.1

($ in millions)
	Year ended June 30,
	2015	2014
Cash flows from discontinued operations
Operating activities	—	15.7
Investing activities	—	(5.1)
Financing activities	—	(7.4)
Cash flows from discontinued operations	—	3.2
Effect of changes in foreign exchange rates on cash	(3.8)	1.0
Net increase/(decrease) in cash and cash equivalents	11.2	206.1
Continuing operations:
Cash and cash equivalents, beginning of year	$297.4	$91.3
Cash flows from continuing operations	15.0	205.1
Effect of changes in foreign exchange rates on cash	(3.8)	1.0
Cash and cash equivalents, end of period	$308.6	$297.4
Discontinued Operations:
Cash and cash equivalents, beginning of year	$—	$15.9
Cash flows from discontinued operations	—	3.2
Cash included in Onvoy, LLC spin-off	—	(19.1)
Cash and cash equivalents, end of period	$—	$—

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA and Cash Flow Reconciliation
($ in millions)	Three months ended			Year ended
	June 30	March 31	June 30	June 30	June 30
	2015	2015	2014	2015	2014
Reconciliation of Adjusted EBITDA:
Net (loss)/income	5.1	(53.7)	(73.5)	(155.3)	(179.3)
Loss/(earnings) from discontinued operations	—	—	1.3	—	(2.3)
Interest expense	53.0	60.7	52.6	214.0	203.5
(Benefit)/provision for income taxes	4.6	(18.4)	10.1	(8.8)	37.3
Depreciation and amortization	113.2	100.1	91.3	406.2	338.2
Transaction costs	—	1.5	4.5	6.2	5.3
Stock-based compensation	42.9	40.7	88.6	200.7	253.7
Loss on extinguishment of debt	8.5	54.9	—	94.3	1.9
Foreign currency loss/(gain) on intercompany loans	(16.8)	13.2	(3.8)	24.4	(4.7)
Non-cash loss on investments	0.4	—	—	0.9	—
Adjusted EBITDA, from continuing operations	$210.9	$199.0	$171.1	$782.6	$653.6

Reconciliation of unlevered free cash flow:
Net cash provided by continuing operating activities:	$195.0	$168.5	$168.1	$605.4	$566.5
Cash paid for income taxes	1.8	1.9	3.0	14.5	5.7
Cash paid for interest, net of capitalized interest	14.3	32.2	15.2	191.2	175.3
Non-liquidating distribution to common unit holders	—	—	9.1	—	22.1
Transaction costs	—	1.5	4.5	6.3	5.3
Provision for bad debts	(0.6)	(0.4)	(0.3)	(1.9)	(1.9)
Additions to deferred revenue	(25.5)	(39.5)	(51.2)	(149.1)	(163.8)
Amortization of deferred revenue	19.2	18.3	15.2	72.1	55.6
Other changes in operating assets and liabilities	6.7	16.5	7.5	44.1	(11.2)
Adjusted EBITDA	210.9	199.0	171.1	782.6	653.6
Purchases of property and equipment	(155.5)	(130.1)	(94.9)	(530.4)	(360.8)
Unlevered Free Cash Flow	$55.4	$68.9	$76.2	$252.2	$292.8

Reconciliation of levered free cash flow:
Net cash flows provided by operating activities from continuing operations	$195.0	$168.5	$168.1	$605.4	$566.5
Purchases of property and equipment, net	(155.5)	(130.1)	(94.9)	(530.4)	(360.8)
Levered free cash flow, as defined	$39.5	$38.4	$73.2	$75.0	$205.7

Investor Relations:

(303) 381-3284

IR@zayo.com